AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     Amendment No. 1 dated as of March 26, 1998 (the "Amendment"), to the Rights Agreement, dated as of April 25, 1996 (the "Rights Agreement"), between Gardenburger, Inc. (f/k/a Wholesome & Hearty Foods, Inc.), an Oregon corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent").

WITNESSETH:

     WHEREAS, the Company and the Rights Agent have entered into the Rights Agreement; and

     WHEREAS, on March 26, 1998, the Board of Directors of the Company, in accordance with Section 26 of the Rights Agreement, determined it desirable and in the best interests of the Company and its shareholders to supplement and amend certain provisions of the Rights Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Amendment to Section 1.1. Section 1.1 of the Rights Agreement is amended to read in its entirety as follows:

     "1.1 'ACQUIRING PERSON' shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include: (i) the Company; (ii) any Subsidiary of the Company; (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan; or (iv) any Exempt Person, unless such Exempt Person becomes the Beneficial Owner of more than the Exempt Percentage of the Common Shares of the Company then outstanding. "Exempt Person" shall mean
(x) Paul F. Wenner, together with all of his Affiliates and Associates, including, without limitation, the Paul F. Wenner Charitable Foundation Trust (collectively, "Wenner"); and (y) Dresdner Kleinwort Benson Private Equity Partners LP, together with all of its Affiliates and Associates, or any one or more of the Affiliates and Associates of Dresdner Kleinwort Benson Private Equity Partners LP (collectively, "Dresdner"). "Exempt Percentage" shall mean, with respect to Wenner, up to 25% of the Common Shares of the Company then outstanding and, with respect to Dresdner, up to 22% of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% (25% as to Wenner and 22% as to Dresdner) or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% (25% as to Wenner and 22% as to Dresdner) or more of the Common Shares of the Company then outstanding solely by reason of share purchases by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1.1, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement (so long as such Person does not become an Acquiring Person after such divestiture)."

     Section 2. Rights Agreement as Amended. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

     Section 3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                        GARDENBURGER, INC.


                                        By /s/ Richard C. Dietz
                                           -----------------------------------

                                           Name:  Richard C. Dietz
                                           Title: Executive Vice President and
                                                    Chief Financial Officer

                                        FIRST CHICAGO TRUST COMPANY
                                        OF NEW YORK


                                        By /s/ Thomas McDonough
                                           -----------------------------------

                                           Name:   ___________________________
                                           Title:  ___________________________